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                                                                    EXHIBIT 10.4

                              SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is entered into as of May 24, 2004, between BAM Entertainment, Inc. ("BAM") and __________________________ ("Creditor"), (also referred to collectively as the "Parties"), and reflects full and complete settlement of the claims Creditor may have against BAM, as described below.

WHEREAS, BAM has executed documentation regarding the acquisition of VIS Entertainment plc ("VIS") and SOED Development Limited ("SOED").

The Parties hereby agree as follows:

1. EFFECTIVELY. This Agreement shall be effective upon execution by the Parties of this Agreement and those referenced in Section 3 herein, and the following events occurring contemporaneously with the effectiveness of this Agreement (i) the going unconditional of the acquisition of VIS, and
      (ii) the closing of the acquisition of SOED.

2. SETTLEMENT. Creditor, on behalf of itself, its subsidiaries, affiliates, officers, directors, shareholders, successors, and/or assigns, hereby agrees to settle, discharge and release BAM and each of its affiliates, subsidiaries, successors, officers, directors, shareholders, employees and agents (collectively, the "Released Parties") from any and all claims, losses, debts, charges, damages, obligations, causes of action, liabilities, penalties, costs, and expenses, of whatever nature, type, kind, description or character, whether known or unknown, and which Creditor holds or held as of the date of this Agreement against the Released Parties (collectively, "Claims"), and which relate to the sum of $_______ owing by BAM to Creditor as of the date hereby, which is known as the "Outstanding Amount".

3. BAM PAYMENT. Upon the execution of this Agreement by the Parties, BAM shall issue shares of its common stock (the "Shares") to the Creditor as full and complete satisfaction of the Claims. The number of Shares to be issued by BAM shall be the product of the Outstanding Amount divided by the lesser of (i) the closing bid price of BAM's common stock on the Nasdaq Stock Market on the business day immediately preceding the date of this Agreement, and (ii) the average of the closing bid price of BAM's common stock on the Nasdaq Stock Market for the five business days immediately preceding the date of this Agreement (the "Per Share Price"). In addition, BAM shall issue to the Creditor five year warrants in the form attached hereto as Exhibit A (the "Warrants") excercisable for 10% of the Shares issuable hereunder at a per share exercise price equal to the Per Share Price. Contemporaneous with the execution and delivery of this Agreement, the Parties are executing and delivering a Common Stock Registration Rights Agreement in the form attached hereto as Exhibit B (the "Common Stock Registration Rights Agreement"), and a Warrant Shares Registration Rights Agreement in the form attached hereto as Exhibit C (the

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      "Warrant Shares Registration Rights Agreements" and collectively with the
      Common Stock Registration Rights Agreement the "Registration Rights Agreements") pursuant to which BAM has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, and applicable state securities laws. The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are the "Securities".

4. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Creditor acknowledges that this release INCLUDES ANY AND ALL CLAIMS ARISING FROM OR RELATING TO, OR IN ANY WAY GROWING OUT OF OR RESULTING FROM ANY OF THE OCCURRENCES OR MATTERS REGARDING WHICH THIS SETTLEMENT IS GIVEN THAT HE OR SHE OR IT DOES NOT KNOW OR SUSPECT TO EXIST and that the Creditor understands the provisions of Section 1542 of the California Civil Code, which provides:

                  "A general release does not extend to claims which the
            creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      Creditor expressly waives and relinquishes every and any right or benefit that it had, has or may have under Section 1542 of the California Civil Code to the fullest extent that it may waive all such rights and benefits pertaining to the matters released herein. In connection with the releases being granted hereunder, Creditor acknowledges that it is aware that it may discover facts in addition to or different from those that it may now know or believe to be true with respect to the subject matter of this Agreement, and that such facts may give rise to claims which are presently unknown, unanticipated, and unsuspected. Nevertheless, it is the intention of Creditor to hereby fully, finally, and forever settle and release all such matters and claims and that, in furtherance of such intention, the release given herein will be and remain a full and complete release notwithstanding the discovery or existence of any such additional or different facts.

5. WARRANTIES AND REPRESENTATIONS.

      a) The Creditor represents and warrants to BAM as follows:

            1). Purchase for Own Account. The Creditor is purchasing the Securities for the Creditor's own account and not with a present view towards the distribution thereof. The Creditor understands that the Creditor must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available. Notwithstanding anything in this Section 4(c)(1) to the contrary, by making the foregoing representation, the Creditor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose

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of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws; provided, that in the case of any transfer of the Securities pursuant to an exemption, such transfer is made in accordance with the provisions of Section 5(a)(5).

            2) Information. The Creditor has been furnished all materials (excluding any material nonpublic information) relating to the business, finances and operations of BAM and its subsidiaries and materials relating to the offer and sale of the Securities that have been requested by the Creditor. The Creditor has been afforded the opportunity to ask questions of BAM and has received what the Creditor believes to be satisfactory answers to any such inquiries. The Creditor understands that its investment in the Securities involves a high degree of substantial risk, including but not limited to, the risk factors described in BAM's annual report on Form 10-K for the year ended June 30, 2003 and its quarterly report on Form 10-Q for the three months ended December 31, 2004, which were filed with the U.S. Securities and Exchange Commission.

            3) Governmental Review. The Creditor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

            4) Authorization; Enforcement. The Creditor has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Securities in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Creditor and is a valid and binding agreement of the Creditor enforceable against the Creditor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            5) Transfer or Resale. The Creditor understands that (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder or sold pursuant to Rule 144(k) under the Securities Act, or (b) the Creditor shall have delivered to BAM an opinion of counsel reasonably acceptable to BAM (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration.

            6) Legends. The Creditor understands that the Securities may bear a restrictive legend (the "Legend") in substantially the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES
            AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF

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            ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

            Certificates evidencing the Securities shall not be required to contain the Legend or any other legend (i) while any registration statement covering the resale of the Shares is effective under the Securities Act provided the Creditor (or a broker acting on the Creditor's behalf), upon requesting a removal of the Legend on any certificate evidencing all or any portion of any of the Securities or requesting to transfer any of the same, provides to BAM (or to the transfer agent on BAM's behalf) reasonable written assurances to the effect that any of the Securities, sold or to be sold by the Creditor have been, or will be, sold in accordance with the plan of distribution set forth in the prospectus that forms a part o the registration statement and in compliance with the prospectus delivery requirements under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). BAM shall cause its counsel to issue the legal opinion included in the transfer agent instructions to the transfer agent on the effective date of such registration statement. Following such effective date or at such earlier time as a legend is no longer required for the Shares, BAM will no later than three business days following the delivery by the Creditor to BAM or the transfer agent of a legended certificate representing the Securities, deliver or cause to be delivered to the Creditor a certificate representing the Securities that is free from all restrictive and other legends. BAM may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section.

            7) Investor Status. The Creditor is an "accredited investor" within the meaning of Rule 501 Regulation D under the Securities Act. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Securities. The Creditor is not a registered broker dealer or an affiliate of any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the National Association of Securities Dealers, Inc. or a person engaged in the business of being a broker dealer.

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            8) No Short Positions or Stock Ownership. Except as previously disclosed to BAM in writing, the Creditor has not, prior to the 30 business days prior to the date of this Agreement, entered into any Short Sales. For purposes of this Section 5(c)(8), a "Short Sale" by the Creditor means a sale of BAM's common stock that is marked as a short sale and that is executed at a time when the Creditor has no equivalent offsetting long position in BAM's common stock. For purposes of determining whether the Creditor has an equivalent offsetting long position in BAM's common stock, all common stock and all common stock that would be issuable upon conversion or exercise in full of all options then held by the Creditor (assuming that such options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by the Creditor.

      b) BAM represents and warrants the Creditor as follows:

            1) Authorization; Enforcement. (i) BAM has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, and the Registration Rights Agreements, to issue and sell the Shares and the Warrants in accordance with the terms hereof and to issue the Warrant Shares in accordance with the terms of the Warrants; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreements (collectively, the "Related Agreements") by BAM and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the Warrants and the reservation for issuance and issuance of the Warrant Shares) have been duly authorized by BAM's Board of Directors and no further consent or authorization of BAM, its Board of Directors or its shareholders is required; (iii) this Agreement and the Related Agreements have been duly executed and delivered by BAM; and (iv) this Agreement and the Related Agreements constitute, and, upon execution and delivery by BAM and the other parties thereto to the extent required of the Registration Rights Agreements and the Warrants, such agreements will constitute, valid and binding obligations of BAM enforceable against BAM in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            2) Issuance of Shares. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes and liens (other than those imposed through acts or omissions of the Creditor and will not be subject to preemptive rights or other similar rights of shareholders of BAM. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants,, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and free from all taxes and liens (other than those imposed through acts or omissions of the Creditor and will not be subject to preemptive rights or other similar rights of shareholders of BAM.

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            3) No Conflicts. The execution, delivery and performance of this
Agreement and the Related Agreements by BAM, and the consummation by BAM of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the Warrant Shares, and the issuance of the Warrants, will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which BAM or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of the Purchasers) the United States federal and state securities laws and regulations) applicable to BAM or any of its subsidiaries or by which any property or asset of BAM or any of its subsidiaries is bound or affected (except, with respect to clause
(ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect or BAM). Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and assuming the accuracy of the representations and warranties of the Creditor, BAM is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including without limitation the issuance and sale of the Shares and Warrants as provided hereby), the Warrants (including without limitation the issuance of the Warrant Shares) or the Registration Rights Agreements, in each case in accordance with the terms hereof or thereof.

6. ENTIRE AGREEMENT. This Agreement is a fully integrated agreement constituting the entire agreement and understanding of the Parties hereto, and supersedes and replaces all negotiations, and all proposed agreements, whether oral or written, between BAM and Creditor regarding the release of the Claims. Each party acknowledges that it has read this Agreement and has signed it freely and voluntarily without reliance on any representations made by the other party hereto, its attorneys or its representatives except as expressly set forth in this Agreement.

7. SEVERANCE. If any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, such covenant, condition or provision will be deemed severed from the remainder of this Agreement. Such severance will in no way affect, impair, or invalidate any other covenant, condition or other provision herein. If such condition, covenant, or other provision is deemed invalid due to its scope or breadth, such covenant, condition, or other provision will be deemed valid to the extent of the scope or breadth permitted by law.

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8.    NO ORAL MODIFICATIONS. This Agreement may only be amended or modified by a written agreement executed by or on behalf of each of the Parties hereto.

9. GOVERNING LAW AND VENUE. This Agreement is to be construed simply and fairly and not strictly for or against any of the Parties hereto, and shall be interpreted, enforced and governed by and under the laws of the State of California.

10. NOTICE. All notices required to be given hereunder shall be in writing and shall be deemed to have been given upon deposit in first class mail, sent through a nationally recognized courier service, or transmission by confirmed facsimile as follows:

                BAM! Entertainment, Inc.
                333 West Santa Clara Street, Suite 716
                San Jose, CA 95113
                Attn: Stephen Ambler
                Facsimile: (408) 298-9600

                With a copy to:

                Kirkpatrick & Lockhart LLP
                10100 Santa Monica Blvd., Seventh Floor
                Los Angeles, CA 90067
                Attn: Thomas J. Poletti, Esq.
                Facsimile: (310) 552-5001

                Creditor:

                _________________________________
                _________________________________
                _________________________________
                Attn: ___________________________
                Facsimile: ______________________

11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

12. INDEPENDENT ADVICE. Each Party acknowledges that it has received independent legal advice with respect to the advisability of making this Agreement, and that it has received independent legal advice specifically with respect to the meaning and effect of waiving California Civil Code, section 1542.

13. SUCCESSORS AND ASSIGNS. This Agreement shall apply to, bind and inure to the benefit of the Parties, and their successors-in-interest and assigns.

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      In Witness Whereof, the Parties have duly executed and delivered this
Agreement as of the date first set forth above.

BAM ENTERTAINMENT, INC.                      [CREDITOR]

______________________________               ___________________________________

Name: ________________________               Name: _____________________________

Its: _________________________               Its: ______________________________

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